EXHIBIT 10.1

First Amendment to
Common Stock Purchase Agreement

This First Amendment to the Common Stock Purchase Agreement (the “First Amendment”) is made and entered into as of the 9th day of April, 2020 (the “First Amendment Effective Date”) by and between REMARK HOLDINGS, INC., a Delaware corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (the “Buyer”).

WHEREAS:

The Company and the Buyer entered into that certain Common Stock Purchase Agreement (the “Agreement”) dated as of March 3, 2020. The Company and the Buyer now desire to amend the Agreement, however, only as set forth in this First Amendment.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.     Section 1(b) of the Agreement is deleted in its entirety and replaced by the following:

The Company’s Right to Require Regular Purchases. Subject to the terms and conditions of this Agreement, on any given Business Day after the Commencement Date, the Company shall have the right but not the obligation to direct the Buyer by its delivery to the Buyer of a Purchase Notice from time to time, and the Buyer thereupon shall have the obligation, to buy the number of Purchase Shares specified in such notice, up to 500,000 Purchase Shares, on such Business Day (as long as such notice is delivered on or before 5:00 p.m. Eastern time on such Business Day) (each such purchase, a “Regular Purchase”) at the Purchase Price on the Purchase Date; however, in no event shall the Purchase Amount of a Regular Purchase exceed One Million Dollars ($1,000,000) per Business Day, unless the Buyer and the Company mutually agree. The Company and the Buyer may mutually agree to increase the number of Purchase Shares that may be sold per Regular Purchase to as much as an additional 2,000,000 Purchase Shares per Business Day. The Company may deliver additional Purchase Notices to the Buyer from time to time so long as the most recent purchase has been completed. The share amounts in this Section 1(b) shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

2.     Section 1(c) of the Agreement is deleted in its entirety and replaced by the following:

VWAP Purchases. Subject to the terms and conditions of this Agreement, in addition to purchases of Purchase Shares as described in Section 1(b) above, with one Business Day’s prior written notice, the Company shall also have the right but not the obligation to direct the Buyer by the Company’s delivery to the Buyer of a VWAP Purchase Notice from time to time, and the Buyer thereupon shall have the obligation, to buy the VWAP Purchase Share Percentage of the trading volume of the Common Stock on the VWAP Purchase Date up to the VWAP Purchase Share Volume Maximum on the VWAP Purchase Date (each such purchase, a “VWAP Purchase”) at the VWAP Purchase Price. The Company may deliver a VWAP Purchase Notice to the Buyer on or before 5:00 p.m. Eastern time on a date on which the Company also submitted a Purchase Notice for a Regular Purchase of at least 500,000 Purchase Shares to the Buyer. The share amount in the prior sentence shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split, or other similar

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transaction. A VWAP Purchase shall automatically be deemed completed at such time on the VWAP Purchase Date that the Sale Price falls below the VWAP Minimum Price Threshold; in such circumstance, the VWAP Purchase Amount shall be calculated using (i) the VWAP Purchase Share Percentage of the aggregate shares traded on the Principal Market for such portion of the VWAP Purchase Date prior to the time that the Sale Price fell below the VWAP Minimum Price Threshold and (ii) a VWAP Purchase Price calculated using the volume weighted average price of Common Stock sold during such portion of the VWAP Purchase Date prior to the time that the Sale Price fell below the VWAP Minimum Price Threshold. Each VWAP Purchase Notice must be accompanied by instructions to the Company’s Transfer Agent to immediately issue to the Buyer an amount of Common Stock equal to the VWAP Purchase Share Estimate, a good faith estimate by the Company of the number of Purchase Shares that the Buyer shall have the obligation to buy pursuant to the VWAP Purchase Notice. In no event shall the Buyer, pursuant to any VWAP Purchase, purchase a number of Purchase Shares that exceeds the VWAP Purchase Share Estimate issued on the VWAP Purchase Date in connection with such VWAP Purchase Notice; however, the Buyer will immediately return to the Company any amount of Common Stock issued pursuant to the VWAP Purchase Share Estimate that exceeds the number of Purchase Shares the Buyer actually purchases in connection with such VWAP Purchase. Upon completion of each VWAP Purchase Date, the Buyer shall submit to the Company a confirmation of the VWAP Purchase in form and substance reasonably acceptable to the Company. The Company may deliver additional VWAP Purchase Notices to the Buyer from time to time so long as the most recent purchase has been completed.

3.    Section 1(e) of the Agreement is deleted in its entirety and replaced by the following:

Purchase Price Floor. The Company and the Buyer shall not effect any sales under this Agreement on any Purchase Date where the Closing Sale Price is less than the Floor Price. “Floor Price” means $0.15 per share of Common Stock, which shall not be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

4.    Section 1(h) of the Agreement is deleted in its entirety and replaced by the following:

Compliance with Principal Market Rules. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 1(e), the total number of shares of Common Stock that may be issued under this Agreement on or following the First Amendment Effective Date shall be limited to 13,220,164 shares of Common Stock (the “Exchange Cap”), which equals 19.99% of the Company’s outstanding shares of Common Stock as of the First Amendment Effective Date, unless stockholder approval is obtained to issue more than such 19.99%. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. The foregoing limitation shall not apply if stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares issued under this Agreement on or following the First Amendment Effective Date is equal to or greater than $0.3950 (the “Minimum Price”), a price equal to the lower of (1) the Closing Sale Price immediately preceding the execution of the First Amendment or (2) the arithmetic average of the five (5) Closing Sale Prices for the Common Stock immediately preceding the execution of the First Amendment (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply). The Minimum Price shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. Notwithstanding anything to the

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contrary in this Agreement or otherwise, the Company shall not be required or permitted to issue, and the Buyer shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would breach the Company's obligations under the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder if such issuance would require stockholder approval under the rules or regulations of the Principal Market.

5.    Section 10(w) of the Agreement is deleted in its entirety and replaced by the following:

“VWAP Purchase Price” means the lesser of (i) the Closing Sale Price on the VWAP Purchase Date; or (ii) ninety-five percent (95%) of volume weighted average price for the Common Stock traded on the Principal Market during normal trading hours on (A) the VWAP Purchase Date if the aggregate shares traded on the Principal Market on the VWAP Purchase Date have not exceeded the VWAP Purchase Share Volume Maximum and the Sale Price of Common Stock has not fallen below the VWAP Minimum Price Threshold (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction), or (B) the portion of the VWAP Purchase Date until such time as the sooner to occur of (1) the time at which the aggregate shares traded on the Principal Market has exceeded the VWAP Purchase Share Volume Maximum, or (2) the time at which the Sale Price of Common Stock falls below the VWAP Minimum Price Threshold (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

6.    Section 10 of the Agreement is amended by adding the following defined term thereto in appropriate alphabetical order:

“First Amendment” means the First Amendment to the Common Stock Purchase Agreement, dated as of April 9, 2020, by and between the Company and the Buyer.

7.    Except as amended and modified by this First Amendment, the Agreement is hereby ratified and affirmed.

[Signature page follows]

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IN WITNESS WHEREOF, the Buyer and the Company have caused this First Amendment to Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:
REMARK HOLDINGS, INC.

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chief Executive Officer

BUYER:
ASPIRE CAPITAL FUND, LLC
BY: ASPIRE CAPITAL PARTNERS, LLC
BY: SGM HOLDINGS CORP.

By:	/s/ Steven G. Martin
Name:	Steven G. Martin
Title:	President

[Signature page to First Amendment to Common Stock Purchase Agreement]